Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Aptorum Group Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, par value $1.00 per share	415(a)(6)		(2)		(3)		(8)(9)
	Equity	Preferred Shares	415(a)(6)		(2)		(3)		(8)(9)
	Other	Warrants(4)	415(a)(6)		(2)		(3)		(8)(9)
	Other	Units(5)	415(a)(6)		(2)		(3)		(8)(9)
	Debt	Debt Securities	415(a)(6)		(2)		(3)		(8)(9)
Fees Previously Paid		-	-	-		-		-		-	-
Total								59,999,980		0.0001102	$6,612
Carry Forward Securities
Carry Forward Securities	Equity	Class A Ordinary Shares, par value $1.00 per share	415(a)(6)		(2)		(3)		(9)			F-3	333-235819	01/15/2020	$12,980
	Equity	Preferred Shares	415(a)(6)		(2)		(3)		(9)			F-3	333-235819	01/15/2020	$12,980
	Other	Warrants(4)	415(a)(6)		(2)		(3)		(9)			F-3	333-235819	01/15/2020	$12,980
	Other	Units(5)	415(a)(6)		(2)		(3)		(9)			F-3	333-235819	01/15/2020	$12,980
	Debt	Debt Securities	415(a)(6)		(2)		(3)		(9)			F-3	333-235819	01/15/2020	$12,980
	Equity	Class A Ordinary Shares, issuable upon exercise of warrants(6)(7)	415(a)(6)	540,540				540,540	(2)	-	Previously Paid	424(b)(5)	333-235819	02/27/2020

		Total						65,540,560	(2)(9)			F-3	333-235819	01/15/2020	$12,980
	Total Offering Amounts										$19,592
	Total Fees Previously Paid										$12,980
	Total Fee Offsets
	Net Fee Due										$6,612

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	We are registering 540,540 Class A Ordinary Shares to be offered for resale by the selling Shareholder named herein and an indeterminate number of Class A Ordinary Shares, par value $1.00 per share (“Class A Ordinary Shares”), preferred shares, warrants to purchase Class A Ordinary Shares and/or preferred shares and/or units, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $125,000,000. Any securities registered hereunder may be sold separately from, or together in the same offering with, other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of Class A Ordinary Shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act of 1933.

(4)	Warrants may represent rights to purchase debt securities, Class A Ordinary Shares, or other securities registered hereunder.

(5)	Consisting of some or all of the securities listed above, in any combination, including Class A Ordinary shares, preferred shares, warrants and units.

(6)	As described in greater detail in the prospectus contained in this registration statement, these Class A Ordinary Shares are to be offered for resale by the selling Shareholders named herein and represent Class A Ordinary Shares underlying warrants to purchase Class A Ordinary Shares issued to the selling Shareholders in connection with a private transaction under a previous a registration statement on Form F-3 (File No. 333-235819) utilizing a shelf registration process, which was declared effective on January 15, 2020 and the prospectus supplement dated February 25, 2020.

(7)	All shares registered pursuant to the secondary offering of this registration statement are to be offered for resale by the selling Shareholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the Class A Ordinary Shares issued to prevent dilution resulting from stock splits, stock dividends or similar events. No additional consideration will be received for such additional number of Class A Ordinary Shares, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(8)	The new securities we are registering represent an indeterminate number of Class A Ordinary Shares, preferred shares, warrants to purchase Class A Ordinary Shares and/or preferred shares and/or units, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these new securities will not exceed $59,999,980. Any securities registered hereunder may be sold separately from, or together in the same offering with, other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of Class A Ordinary Shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(9)

On January 6, 2020, we filed with the SEC a registration statement on Form F-3 (File No. 333-235819) utilizing a shelf registration process, (which was declared effective on January 15, 2020 (the “2020 F-3”). Under this shelf registration process, we were initially entitled to, from time to time, sell up to $100 million in the aggregate of Class A Ordinary Shares, preferred shares, warrants, units, and debt securities. Following sales made pursuant to prospectus supplements to the 2020 F-3, we only have $65,000,020 worth of securities left under the 2020 F-3.